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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57834) pertaining to the SynQuest, Inc. Amended and Restated 1997 Stock Option Plan and Factory Automation & Computer Technologies, Inc. Stock Incentive Plan of our report dated July 19, 2001, with respect to the consolidated financial statements of SynQuest, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.

                                          ERNST & YOUNG LLP

Atlanta, Georgia
September 24, 2001